UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Recent Developments

Although our results of operations for NewPage Corporation for the second quarter ended June 30, 2009 are not currently available, the following information reflects our current expectations for the period. These expectations are based on currently available information, which is subject to revision based on actual results of the second quarter ended June 30, 2009. Accordingly, we may report financial results that are materially different than our current expectations described below.

We expect that our net sales for the second quarter of 2009 will be between approximately $735 million and $740 million, compared to $1,063 million in the second quarter of 2008 and $722 million in the first quarter of 2009. We expect coated paper sales volumes will be between approximately 595,000 tons and 605,000 tons in the second quarter of 2009, compared to 875,000 tons sold in the second quarter of 2008 and 588,000 tons sold in the first quarter of 2009. We believe volume was lower compared to the second quarter of 2008 due to a decline in coated paper demand resulting primarily from lower demand for catalog and promotional materials by retailers, lower spending on magazine advertising and due to customers reducing their levels of inventory on hand. As a result, we took 161,000 tons of market-related downtime in the second quarter of 2009 compared to 18,000 tons of market-related downtime in the second quarter of 2008 and 149,000 tons in the first quarter of 2009.

We expect our weighted-average coated paper price in the second quarter of 2009 will be between approximately $925 per ton to $935 per ton compared to $988 per ton in the second quarter of 2008 and $975 per ton in the first quarter of 2009. We believe that pricing has declined primarily as a result of producers passing on the benefits of the alternative fuel credit to customers.

The U.S. Internal Revenue Code allows a refundable excise tax credit for alternative fuel mixtures produced for sale or for use as a fuel in a trade or business. The credit is equal to fifty cents per gallon of alternative fuel contained in the mixture and is currently scheduled to expire on December 31, 2009. During the quarter ended March 31, 2009, we filed to be registered as an alternative fuel mixer, and, in April 2009, we received notification that our registration was approved. We have received payments of $112 million through June 30, 2009, including $45 million received during the second quarter of 2009 for alternative fuel used in the first quarter of 2009. Income recognized for the credit is included in net income (loss) attributable to the company and Consolidated Adjusted EBITDA.

Certain members of the U.S. Congress and others have indicated their opposition to pulp and paper companies receiving the aforementioned credit. An amendment has been proposed that would eliminate or reduce the benefit of the credit for pulp and paper companies. In addition, the current fiscal year 2010 budget proposal excludes the paper industry from the credit. At this time, no action has been taken that changes the expiration date; however, there can be no assurance that this credit will continue in effect, that its provisions will not be changed in a manner that adversely affects us, that our operations will remain qualified to receive the credit or that our claims for the credit will be approved and paid.

We expect that net income (loss) attributable to the company for the second quarter of 2009 will be between approximately zero and $(10) million compared to $(21) million for the second quarter of 2008 and

$(109) million for the first quarter of 2009. We expect that Consolidated Adjusted EBITDA (net income (loss) attributable to the company before interest, taxes, depreciation and amortization and adjusted for certain items in accordance with the definitions of our senior secured credit facility) for the second quarter of 2009 will be between approximately $128 million and $138 million, compared to $137 million for the second quarter of 2008 and $97 million for the first quarter of 2009.

EBITDA is defined as net income (loss) attributable to the company before interest expense, income taxes, depreciation and amortization. Consolidated Adjusted EBITDA is defined as EBITDA adjusted primarily by (a) adding the following amounts, to the extent deducted in computing consolidated net income (loss) attributable to the company: (1) non-cash compensation charges related to equity-based compensation, (2) non-cash expenses in addition to depreciation and amortization, (3) non-recurring charges in connection with any integration or restructuring related to the SENA acquisition or future permitted acquisitions or in connection with plant closings or the permanent shutdown or transfer of production equipment, (4) net losses from certain asset sales; and (b) deducting non-cash items increasing consolidated net income (loss) attributable to the company. EBITDA and Consolidated Adjusted EBITDA are not measures of our performance under accounting principles generally accepted in the United States (“GAAP”), are not intended to represent net income (loss) attributable to the company, and should not be used as an alternative to net income (loss) attributable to the company as an indicator of performance. EBITDA and Consolidated Adjusted EBITDA are shown because they are a primary component of certain covenants under our senior secured credit facilities and are a basis upon which our management assesses performance. In addition, our management believes EBITDA and Consolidated Adjusted EBITDA are useful to investors because they and similar measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. The use of EBITDA and Consolidated Adjusted EBITDA instead of net income (loss) attributable to the company have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Consolidated Adjusted EBITDA do not reflect our current cash expenditure requirements, or future requirements, for capital expenditures or contractual commitments

•	EBITDA and Consolidated Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs

•	EBITDA and Consolidated Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Consolidated Adjusted EBITDA do not reflect any cash requirements for such replacements

•

our measures of EBITDA and Consolidated Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation

Because of these limitations, EBITDA and Consolidated Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business.

The following table presents a reconciliation of our preliminary net income (loss) attributable to the company to our preliminary expectations for EBITDA and Consolidated Adjusted EBITDA:

	Second Quarter Ended June 30,
(in millions)	(high end of expected range) 2009	(low end of expected range) 2009	2008	First Quarter Ended Mar. 31, 2009
Net income (loss) attributable to the company	$—	$(10)	$(21)	$(109)
Interest expense	67	67	68	67
Income taxes (benefit)	(9)	(9)	(18)	(3)
Depreciation and amortization	69	69	74	70

EBITDA	127	117	103	25
LIFO effect	(15)	(15)	9	42
Other adjustments	26	26	25	30

Consolidated Adjusted EBITDA	$138	$128	$137	$97

As of June 30, 2009, we had $288 million of liquidity, consisting of $6 million of cash and cash equivalents and $282 million available for borrowing under the revolving senior secured credit facility, after reduction for $94 million in letters of credit and $74 million in outstanding borrowings. We believe that we will be in compliance with all applicable debt covenants as of June 30, 2009.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although we believe that these forward-looking statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in our forward-looking statements. These factors, risks and uncertainties include, among others, the following:

•	our substantial level of indebtedness

•	changes in the supply of, demand for, or prices of our products

•	general economic and business conditions in the United States and Canada and elsewhere

•	the ability of our customers to continue as a going concern, including our ability to collect accounts receivable according to customary business terms

•	the activities of competitors, including those that may be engaged in unfair trade practices

•	changes in significant operating expenses, including raw material and energy costs

•	changes in currency exchange rates

•	changes in the availability of capital

•	changes in the regulatory environment, including requirements for enhanced environmental compliance

•	our ability to realize the anticipated benefits of the acquisition of Stora Enso North America Inc., including anticipated synergies

•	the other factors described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ David J. Prystash	By:	/s/ David J. Prystash
	David J. Prystash		David J. Prystash
	Senior Vice President and		Senior Vice President and
	Chief Financial Officer		Chief Financial Officer
Date:	July 22, 2009	Date:	July 22, 2009